                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             PRAEGITZER INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

* Set forth the amount on which the filing fee is calculated and state how it was determined)

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                             PRAEGITZER INDUSTRIES, INC.

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   NOVEMBER 1, 1996

TO THE SHAREHOLDERS OF PRAEGITZER INDUSTRIES, INC.:

    The annual meeting of the shareholders of Praegitzer Industries, Inc., an Oregon corporation, will be held at 2:00 p.m., Pacific Time, on November1, 1996, at The Governor Hotel, 611 S.W. 10th Street, Portland, Oregon 97201, for the following purposes:

    1. Electing directors to serve for the following year and until their successors are elected;

    2.   Approving the Company's Employee Stock Purchase Plan; and

    3.   Transacting any other business that properly comes before the meeting.

    Only shareholders of record at the close of business on September 20, 1996 will be entitled to vote at the annual meeting.

    YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.


                             BY ORDER OF THE BOARD OF DIRECTORS




                             Robert L. Praegitzer
                             PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                             CHAIRMAN OF THE BOARD

Dallas, Oregon
September 27, 1996

                             PRAEGITZER INDUSTRIES, INC.

                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS

                                       --------

    The mailing address of the principal executive offices of the Company is 1270 S.E. Monmouth Cut-Off Road, Dallas, Oregon 97338-9532. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is September 27, 1996.

    UPON WRITTEN REQUEST TO THOMAS WARRINER, CONTROLLER, ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT WILL BE PROVIDED, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K.


                        SOLICITATION AND REVOCABILITY OF PROXY

    The enclosed proxy is solicited on behalf of the Board of Directors of Praegitzer Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on November 1 1996 and at any adjournment thereof. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

                     VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is September 20, 1996. On that date there were 12,064,375 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

    The following table sets forth certain information regarding the beneficial ownership as of September 20, 1996 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                   NUMBER OF SHARES   PERCENTAGE
BENEFICIAL OWNER                                BENEFICIALLY OWNED(1) OF SHARES
- ----------------                                --------------------- ----------

Robert L. Praegitzer. . . . . . . . . . . . . .      8,076,375           66.9%
  1270 S.E. Monmouth
  Cut-Off Road
  Dallas, Oregon 97338
Robert G. Baldridge . . . . . . . . . . . . . .      400,366.5(2)         3.3%
Charles N. Hall . . . . . . . . . . . . . . . .      375,366.5(2)         3.1%
Matthew J. Bergeron . . . . . . . . . . . . . .          2,000(3)          *
Sally Praegitzer. . . . . . . . . . . . . . . .              0(4)         --
T.L. Stebbins . . . . . . . . . . . . . . . . .              0            --
Daniel J. Barnett . . . . . . . . . . . . . . .        185,370            1.5%
William L. Healey . . . . . . . . . . . . . . .              0            --
All directors and executive officers as a group
       (22 persons) . . . . . . . . . . . . . .      9,768,108(5)        80.7%

- --------
* Less than 1%.

(1) Shares that the person has the right to acquire within 60 days after September 20, 1996 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) Includes 23,166.5 shares subject to an exercisable warrant. Excludes options to purchase 75,000 shares of Common Stock not exercisable within 60 days after September 20, 1996.

(3) Excludes options to purchase 75,000 shares of Common Stock not exercisable within 60 days after September 20, 1996.

(4) Excludes shares owned by Robert L. Praegitzer, husband of Sally Praegitzer, over which Ms. Praegitzer has no voting power or investment authority.

(5) Includes 46,333 shares subject to exercisable warrants. Excludes options to purchase 361,000 shares of Common Stock not exercisable within 60 days after September 20, 1996.


                          PROPOSAL 1:  ELECTION OF DIRECTORS

     The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. Each nominee is now serving as a director of the Company. If a quorum of shareholders is present at the annual meeting, the [number] nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker nonvotes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. The following table briefly describes the Company's nominees for directors.




                                                                        DIRECTOR
NAME, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS              AGE     SINCE
- ---------------------------------------------------              ---    --------

ROBERT L. PRAEGITZER founded the Company in 1981 and has been     64      1981
its President, Chief Executive Officer and Chairman of the Board since that time. Mr. Praegitzer is married to Sally Praegitzer, a director and Secretary of the Company.

MATTHEW J. BERGERON joined the Company in 1990, overseeing        33      1995
finance, administration and Management Information Systems.
He became Senior Vice President in 1993 and a director in November 1995. Prior to joining the Company, Mr. Bergeron was an accountant at Johnson & Shute P.S., a public accounting firm.

ROBERT G. BALDRIDGE joined the Company as Senior Vice President   49      1995
and a director in November 1995 in connection with the merger of Circuit Technology, Inc. ("CTI") into the Company. Prior to the merger, Mr. Baldridge was a co-president of CTI, which he co-founded in 1984.

CHARLES N. HALL joined the Company as Senior Vice President and   49       1995
director in November 1995 in connection with the merger of CTI into the Company. Prior to the merger, Mr. Hall was a co-president of CTI, which he co-founded in 1984.

SALLY PRAEGITZER has served as a director since November 1995.    59       1995
Mr. Praegitzer has served as Secretary of the Company since 1981.
Ms. Praegitzer is married to Robert L. Praegitzer, the President,
Chief Executive Officer and Chairman of the Board of the Company.

T.L. STEBBINS has served as a director since April 1996.          55       1996
Mr. Stebbins is Managing Director, Corporate Finance of Adams,
Harkness & Hill, Inc., an investment banking firm, which he joined as a research analyst in 1970.

DANIEL J. BARNETT joined the Company as director and Senior       46       1996
Vice President of the Company in August 1996 in connection with the merger of Trend Circuits, Inc., a printed circuit board manufacturer ("Trend"), into the Company. Prior to the merger, Mr. Barnett had served as President and Chief Executive
Officer of Trend since 1988.

WILLIAM L. HEALEY has served as a director since April 1996.      50       1996
Mr. Healey is President and Chief Executive Officer of Smartflex
Systems, Incorporated, a printed circuit board manufacturer
("Smartflex"), positions he has held since July 1989, and a director of Smartflex.



BOARD MEETINGS AND COMMITTEES

     The Board of Directors met four times in fiscal 1996. No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during fiscal 1996. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Company does not have a Nominating Committee.

     The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of Mr. Healey, Mr. Stebbins and Mr. Hall. The Compensation

Committee determines compensation for the Company's executive officers and administers the Company's 1995 Stock Incentive Plan. The Compensation Committee consists of Mr. Healey, Mr. Stebbins and Mr. Bergeron.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. In addition, each individual who becomes a nonemployee director of the Company receives a non-statutory option to purchase 20,000 shares of Common Stock when the individual becomes a director, and each nonemployee director of the Company is automatically granted an annual non-discretionary, non-statutory option to purchase 5,000 shares of Common Stock.


                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid by the Company with respect to the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers whose annual compensation exceeded $100,000.


                                                                                                      Long-Term
                                                              Annual Compensation                    Compensation
                                                              -------------------                    ------------
                                                  Fiscal                                                Options       All Other
Name and Principal                                 Year             Salary             Bonus            Granted    Compensation(1)
- ------------------                                 ----             ------             -----            -------    ---------------
Position
- --------
Robert L. Praegitzer                               1995            $122,360           $    0                 0              0
  President, Chief Executive                       1996             195,972                0                           29,684
  Officer

Matthew J. Bergeron                                1995             110,000                0                                0
  Senior Vice President and                        1996             118,077           31,007            75,000              0
  Chief Financial Officer

Walter Berry                                       1995              85,000                0                 0              0
  Vice President-Operations                        1996             101,923           20,789            30,000              0
  Dallas Division

Marty Filsinger                                    1995              91,731                0                 0              0
  Vice President-Sales                             1996              85,846           20,000            20,000              0


- ----------------

(1)  Consists of car allowances

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding stock options granted in fiscal 1996 to the executive officers named in the Summary Compensation Table.

                                                                                                                POTENTIAL
                                                                                                          REALIZABLE VALUE AT
                                                PERCENTAGE OF                                                ASSUMED ANNUAL
                                NUMBER OF         OPTIONS                                                 RATES OF STOCK PRICE
                                 SHARES          GRANTED TO                                                    APPRECIATION
                               UNDERLYING         EMPLOYEES         EXERCISE                                FOR OPTION TERM(1)
                                OPTIONS           IN FISCAL           PRICE         EXPIRATION          -------------------------
       NAME                     GRANTED             YEAR            PER SHARE          DATE                 5%              10%
- ------------------              -------         -------------       ---------       ----------          -------------------------
Robert L. Praegitzer               0                --                --               --                  --               --

Matthew J. Bergeron           50,000(2)            9.2%            $ 9.50           12/19/99           $102,500         $220,500
                              25,000(3)            4.6%            $12.00           05/20/00             64,750          139,250

Walter Berry                  30,000(2)            5.5%            $ 9.50           12/19/99             61,500           32,300

Marty Filsinger               20,000(2)            3.7%              9.50           12/19/99             41,000           88,200

- ------------------

(1) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed compounded rates of annual stock price appreciation of 5 percent and 10 percent from the date the options were granted over the option term.
(2) This option becomes exercisable December 12, 1996.
(3) This option becomes exercisable May 20, 1997.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during fiscal 1996, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of June 30, 1996, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.


                                                                            NUMBER OF
                                                                          SHARES SUBJECT                            VALUE OF
                                  NUMBER OF                               TO UNEXERCISED                          UNEXERCISED
                                   SHARES                                     OPTIONS                        IN-THE-MONEY OPTIONS
                                  ACQUIRED         VALUE                 AT FISCAL YEAR-END                  AT FISCAL YEAR-END(1)
        NAME                     ON EXERCISE      REALIZED          EXERCISABLE    UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
- --------------------             -----------      --------          ----------------------------         ---------------------------
Robert L. Praegitzer                 --             --                  0                 --                 --               --
Matthew Bergeron                     --             --                  0             50,000                 --          $62,500
                                     --             --                  0             25,000                 --               --
Walter Berry                         --             --                  0             30,000                 --           37,500
Marty Filsinger                      --             --                  0             20,000                 --           25,000


- ----------
(1) Based on last sale price of $10.75 per share on June 30, 1996.

EMPLOYMENT ARRANGEMENTS

    In November 1995 the Company entered into employment agreements with each of Robert L. Praegitzer, Charles N. Hall and Robert G. Baldridge, providing annual base salaries of $250,000, $125,000 and $125,000, respectively, and eligibility for bonuses and other company benefits. Messrs. Hall and Baldridge will each receive a mandatory bonus of $25,000 in the first year of their agreements, and will receive an additional distribution from the Company's accumulated adjustments account upon the consummation of this offering. Mr. Praegitzer's agreement may be terminated with 30 days written notice by the Company for cause, or by Mr. Praegitzer upon a material breach by the Company. Upon termination, Mr. Praegitzer is entitled to one year of his base salary of $250,000 plus any other payments to which he is otherwise entitled under company policies. the agreements with Messrs. Hall and Baldridge may be terminated at any time by the Company for cause, or by Messrs. Hall and Baldridge upon a material breach by the Company. Upon termination, each of Messrs. Hall and Baldridge is entitled to four months of his base annual salary of $125,000 plus any other payments to which he is otherwise entitled under Company policies. After an initial term ending the earlier of March 15, 1997 or one year from completion of this offering, the agreements with Messrs. Hall and Baldridge may be terminated by either party with or without cause after 30 days written notice (or, in the case of termination by the Company, with payment of 60 days of base compensation in lieu of 30 days notice).

    Messrs. Hall and Baldridge have also entered into agreements with the Company restricting their ability to compete with the Company until three years after termination of their employment and prohibiting disclosure of confidential information and solicitation of the Company's customers or employees.

    In August 1996, the Company entered into an employment agreement with Daniel J. Barnett providing for an annual base salary of $150,000 and eligibility for bonuses and other Company benefits. Mr. Barnett will receive a minimum bonus of $50,000 in each of the first two years of the agreement. Additionally, Mr. Barnett received options to acquire 18,537 shares of Common Stock at the last sale price per share reported on the Nasdaq National Market System as of the date of the execution of the agreement. The agreement may be terminated at any time by the Company for cause, or by Mr. Barnett upon a material breach by the Company. Upon termination, Mr. Barnett is entitled to all payments customary under Company policies. Upon termination by the Company without cause, or termination by Mr. Barnett for cause, Mr. Barnett is also entitled to his base compensation for the lesser of (i) one year, and (ii) the time remaining until the expiration of two years after the date of the agreement. After an initial term ending August 26, 1998, the agreement with Mr. Barnett may be terminated by either party with or without cause upon thirty (30) days written notice (or, in the case of termination by the Company, with payment of sixty (60) days of base compensation in lieu of thirty (30) days notice).

    Mr. Barnett has also entered into an agreement with the Company restricting his ability to compete with the Company until two years after termination of his employment and prohibiting disclosure of confidential information and solicitation of the Company's customers or employees.

                       DESCRIPTION OF 1995 STOCK INCENTIVE PLAN

    In December 1995, the Board of Directors adopted, and the shareholders of the Company approved, the 1995 Stock Incentive Plan (the "Plan"). The Plan provides for the award of incentive stock options to key employees and the award of non-qualified stock options, stock appreciation rights, bonus rights and other incentive grants to employees, non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary. The principal provisions of the Plan are summarized below.

    ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

    ADMINISTRATION. The Plan is administered by the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervises the administration of the Plan. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both, authority to administer the Plan, except that only the Board of
Directors may amend, modify or terminate the Plan.   The Board of Directors has
delegated to the Compensation Committee of the Board (the "Committee") general authority for making option grants. The Committee determines individuals to whom option grants are made under the Plan and the price and terms of any such grants.

    TERM OF PLAN. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

    STOCK OPTIONS. The Board of Directors or appropriate committee or officer determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee with respect to an ISO at the time of grant owns stock possessing more than ten percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the Common Stock on the date of grant. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares in connection with the hiring of the employee or 50,000 shares in any calendar year otherwise. In addition, the Plan limits the amount of ISOs that may become exercisable under the Plan in any year to $100,000 per optionee (based on the fair market value of the stock on the date of grant). No monetary consideration is paid to the Company upon the granting of options.

    Options granted under the Plan generally continue in effect for the period fixed by the Board of Directors or appropriate committee or officer, except that ISOs are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Board of Directors or appropriate committee or officer may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits or in other forms of consideration, as determined by the Board of Directors or appropriate committee or officer. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

    STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Pursuant to the terms of the Plan, each individual who becomes a non-employee director after December 19, 1995 receives a non-statutory option to purchase 20,000 shares of Common Stock when the individual becomes a director. In addition, each non-employee director of the Company automatically is granted an annual non-discretionary, non-statutory option to purchase 5,000 shares of Common Stock.

    STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of a share of Common Stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

    A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. No SAR granted to an officer or director can be exercised during the first six months after the date of grant. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The Board of Directors may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the Plan.

    The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the common stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights.

    STOCK BONUS AWARDS. The Board of Directors may award Common Stock as a stock bonus under the Plan. The Board of Directors may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

    RESTRICTED STOCK. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Board of Directors may determine.

    CASH BONUS RIGHTS. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted,
(ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the Plan. No bonus rights have been granted under the Plan.

    PERFORMANCE UNITS. The Board of Directors may grant performance units consisting of monetary units that may be earned in whole or in part if the Company achieves goals established by the Board of Directors over a designated period of time, but in any event not more than 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the Board of Directors determines. No performance units have been granted under the Plan.

    FOREIGN QUALIFIED GRANTS. Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Board of Directors may adopt supplements to the Plan necessary to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the Plan.

    CHANGES IN CAPITAL STRUCTURE. The Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board of Directors will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

TAX CONSEQUENCES


    Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code of 1986, as amended, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer. The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the Plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and the Company will generally be entitled to a deduction equal to the income recognized by the participant.

    Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the Plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April 1996, the Company acquired from Robert L. Praegitzer, the President, Chief Executive Officer and Chairman of the Board of the Company, all of the real property and improvements on which the Company's Dallas and White City manufacturing facilities are located. In consideration for these properties and buildings, the Company issued Mr. Praegitzer a number of shares of Common Stock equal to the agreed value of the assets (net of related liabilities) divided by the per share proceeds to be received by the Company, before deducting any expenses of the Company. The Company also assumed indebtedness related to the properties in the principal amount of approximately $4.0 million, resulting in an aggregate purchase price of approximately $16.1 million. For purposes of the purchase, the properties were valued at approximately $12.1 million, net of related indebtedness. Based on the initial public offering price of $9.50 per share, the Company issued 1,369,875 shares of Common Stock in connection with the Real Property Purchase.

    The Company and Messrs. Praegitzer, Hall and Baldridge, each of whom is a director and an executive officer of the Company, entered into a Tax Indemnification Agreement with respect to the Company's, CTI's and Praegitzer Design, Inc.'s ("PDI") status as S corporations in April 1996. Pursuant to that agreement, the Company is obligated to indemnify each shareholder, including Messrs. Praegitzer, Hall and Baldridge, for certain federal or state income tax liability

(including penalties and interest) he may incur or any increased taxable income resulting from a final determination of any adjustment with respect to the Company's, CTI's or PDI's income or deductions for certain periods prior to the termination of the Company's S corporation status (the "Termination Date"). In addition, the Company is obligated to indemnify each shareholder, including Messrs. Praegitzer, Hall and Baldridge, for any federal and state income taxes he must pay as a result of receiving the indemnification payment. If there is a final determination that the Company, CTI or PDI was not an S corporation for certain periods prior to the S corporation Termination Date, each shareholder, including Messrs. Praegitzer, Hall and Baldridge, is obligated to pay the Company any federal or state income tax refund actually received by him as a result of that determination. The agreement requires the shareholders, including Messrs. Praegitzer, Hall and Baldridge, to file a refund claim if requested to do so by the Company.

    In November 1995 the Company acquired CTI by means of a merger of CTI with and into the Company, pursuant to which the shareholders of CTI, Robert G. Baldridge and Charles N. Hall, each now a Senior Vice President and a director of the Company, each received $1.0 million in cash, 350,000 shares of Company Common Stock and warrants to purchase an additional 23,166.5 shares of Company Common Stock. As a result of the merger, the Company assumed all of the liabilities of CTI, including promissory notes payable to each of Messrs. Baldridge and Hall in the principal amount of $1.4 million in payment of dividends of CTI reflecting previously undistributed S corporation earnings. Total consideration for the merger was approximately $16 million. The merger agreement provides that Robert L. Praegitzer shall indemnify the former shareholders of CTI for damages suffered by CTI in excess of $100,000 as the result of undisclosed claims, liabilities or obligations of the Company relating to the period prior to the merger or as a result of any misrepresentation of the Company in the merger agreement. Pursuant to the merger agreement, Messrs. Baldridge and Hall are required to indemnify the Company for damages suffered by the Company in excess of $100,000 as the result of undisclosed claims, liabilities or obligations of CTI relating to the period prior to the merger or as the result of any misrepresentations of CTI in the merger agreement. In addition, in connection with the merger Messrs. Praegitzer, Baldridge and Hall received certain rights with respect to the registration of their shares of Common Stock under the Securities.

    In November 1995 the Company acquired PDI by means of a merger of PDI with and into the Company, pursuant to which the former shareholders of PDI received an aggregate of 84,000 shares of Company Common Stock, of which 73,500 shares were received by Robert L. Praegitzer. As a result of the merger, the Company assumed all of the liabilities of PDI, including a promissory note payable to Mr. Praegitzer in the principal amount of $125,125.

    In fiscal 1995 the Company loaned $348,000 to Robert L. Praegitzer, represented by a demand note bearing interest at 8%. The loan proceeds were used by Mr. Praegitzer for business purposes not related to the operations of the Company. Mr. Praegitzer was the sole shareholder of the Company at the time the loan was made. At December 31, 1995, no amounts were outstanding under this note.

    During the past three fiscal years, the Company sold printed circuit boards to Carillon Corporation ("Carillon"). Mr. Praegitzer was the sole shareholder of Carillon prior to August 17, 1994 and thereafter owned 50 percent of Carillon until selling his interest in December 1995. Sales to Carillon were $59,432, $981,630, and $1,764,717 for fiscal 1995, 1994 and 1993, respectively.

    The Company has leased its Dallas and White City facilities from Robert L. Praegitzer, with the combined lease payments for both locations totaling $1,012,272, $1,300,273 and $1,357,872 for the years ended June 30, 1995, 1994 and 1993, respectively. The lease rates for these facilities were determined by Mr. Praegitzer, who was the sole shareholder of the Company at the time of determination. The Board of Directors of the Company unanimously concluded that these rates were comparable to rates that could have been obtained from an independent party. These lease amounts, however, have been eliminated from the combined financial statements. In connection with the Company's initial public offering, both properties, excluding the Dallas warehouse facility, were transferred to the Company.

    In November 1995 the Company distributed to Robert L. Praegitzer all of its shares of common stock (representing 50% of the outstanding shares) in, and two promissory notes receivable in the aggregate amount of approximately $390,000 from, Virtual Image Display, Inc. In October 1995 the Company distributed certain assets with an aggregate value of approximately $64,000 to Mr. Praegitzer. The purpose of the distributions was to transfer the assets to Mr. Praegitzer prior to completion of the mergers with CTI and PDI and the initial public offering and before any additional persons became shareholders of the Company. The Board of Directors of the Company determined that the assets distributed in the transactions described in this paragraph were not necessary to the Company's business. Mr. Praegitzer was the sole shareholder of the Company at the time of transactions described in this paragraph, and no consideration was paid by Mr. Praegitzer in connection with any of these distributions.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In the last fiscal year there was no compensation committee of the Company's Board of Directors. Compensation decisions with respect to executive officers of the Company were made by Robert L. Praegitzer, President and Chief Executive Officer and at that time the sole director.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation committee consists of three directors and, pursuant to authority delegated by the Board of Directors, determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the President and Chief Executive Officer, the Compensation Committee works closely with the President and Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the Board of Directors has granted the Compensation Committee full authority to set executive compensation, in practice the decisions of the Compensation Committee are usually reported as recommendations to the full Board of Directors, which has in the past generally approved the recommendations.

    For most of fiscal 1996 there was no Compensation Committee of the Company's Board of Directors. Compensation decisions for fiscal 1996 with respect to executive officers of the Company were made by Robert L. Praegitzer, President, Chief Executive Officer and Sole Director of the Company. Agreements between Mr. Praegitzer and the Company are described in "Certain Relationships and Related Transactions."

    Internal Revenue Code Section 162(m), as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Generally the levels of salary and bonus paid by the Company do not exceed this limit. However, upon the exercise of nonstatutory incentive stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

COMPENSATION PRINCIPLES

    Executive compensation is based on several general principles, which are summarized below:

    - Provide competitive total compensation that enables the Company to attract and retain key executives.

    -    Link corporate and individual performance to compensation.

    - Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company.

    -    Reward initiative.

COMPENSATION COMPONENTS

    The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

    BASE SALARY. Executive officer base salaries for fiscal 1996 were established by Mr. Praegitzer prior to the Company's initial public offering, to provide salary levels appropriate for the responsibilities of the executive officers of the Company. In determining salaries, Mr. Praegitzer took into account individual experience, job responsibility and individual performance. No specific weight was attached to these factors in establishing base salaries. For fiscal 1997 and future years, the Company will attempt to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the Compensation Committee will also take into account individual experience levels, job responsibility and individual performance. Each executive officer's salary will be reviewed annually, and increases to base salary will be made to reflect competitive market increases and the individual factors described above.

    STOCK OPTIONS. The Company's 1995 Stock Incentive Plan (the "Plan") is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The Compensation Committee administers the Plan and recommends to the full Board of Directors awards of stock options to executive officers and other employees of the Company. In the past options granted under the Plan generally have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Prior to the Company's initial public offering in April 1996, fair market value was based on a good faith determination by the Board of Directors. For options granted after the initial public offering, fair market value was established by the Board of Directors, upon recommendation of the Compensation Committee, as the closing price as reported on the Nasdaq National Market on the date of grant. Options generally become exercisable over a four-year period with 25% of the options exercisable at end of each year from date of grant. Stock options generally have a four-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the Compensation Committee's subjective assessment of performance, among other factors. In fiscal 1996 the Board of Directors, upon recommendation of the Compensation Committee, made the following option grants of Company Common Stock under the Plan to executive officers of the Company: Matthew J. Bergeron - 75,000 shares, Robert G. Baldridge - 35,000 shares, Charles N. Hall - 35,000 shares. The Compensation Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants. See "Description of 1995 Stock Incentive Plan."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Because there was no Compensation Committee for most of fiscal 1996, the Board of Directors set Mr. Praegitzer's compensation for fiscal 1996. The Board of Directors employed the same criteria that Mr. Praegitzer used to set compensation for the other executive officers. The Board of Directors increased Mr. Praegitzer's salary in fiscal 1996, as it had the previous year. The increase in salary was based on the view that Mr. Praegitzer's salary was below competitive salary levels for executives with similar experience and ability, and partly in recognition of Mr. Praegitzer's individual performance and important contributions to the Company's increased revenue and earnings growth.

                             COMPENSATION COMMITTEE MEMBERS

                             T.L. Stebbins
                             William L. Healey
                             Matthew J. Bergeron

                                  PERFORMANCE GRAPH

    Set forth below is a graph that compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Composite U.S. Index and a peer group of companies in the Company's industry (SIC 3672) over the period indicated (assuming the investment of $100 in the Company's Common Stock on April 4, 1996, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.


RESEARCH                                  TOTAL RETURN - DATA SUMMARY

                                     PGTZ


                                              Cumulative Total Return
                                              -----------------------
                                                         4/4/96  6/96

FRAEGITZER INDS INC                 PGTZ                    100   113
PEER GROUP                          PPEERI                  100    89
NASDAQ STOCK MARKET-US              INAS                    100   106

    PROPOSAL 2:  THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has adopted, subject to shareholder approval, the Company's 1996 Employee Stock Purchase Plan (the "ESPP"). The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. The ESPP permits all full-time employees of the Company to acquire Common Stock through regular payroll deductions of up to 20 percent of base pay plus commissions. A copy of the proposed ESPP is attached to this Proxy Statement as Appendix A.

    The ESPP provides for the annual purchase of Common Stock exclusively through payroll deductions at a purchase price equal to the lower of 85 percent of the market price on the first day or the last day of the annual offering period. Subject to shareholder approval, 200,000 shares have been reserved for purchase under the proposed ESPP.

DESCRIPTION OF THE ESPP

    The essential features of the proposed ESPP are outlined below.

    ELIGIBILITY. Except as described below, all full-time employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the ESPP. Any employee who owns or would be deemed to own 5 percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in the ESPP.

    PLAN OFFERINGS AND PURCHASE OF SHARES. The ESPP will be implemented by a series of six-month offerings ("Offerings"), with a new Offering commencing on August 15 and February 15 of each year (beginning August 1996) and ending on February 14 and August 14 following. On the first trading day of each Offering (the "Offering Date"), each eligible employee will automatically be granted an option to purchase shares of Common Stock to be automatically exercised on the last trading day of the Offering (the "Purchase Date"). No option shall permit an employee to purchase more than shares or permit an employee's right to purchase shares under the ESPP to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the ESPP by filing a subscription and payroll deduction authorization. Shares may be purchased under the ESPP only through payroll deductions of not more than 20 percent of an employee's base pay plus commissions. On the Purchase Date the amounts withheld will be applied to purchase shares for the employee from the Company. The purchase price will be the lesser of 85 percent of the closing market price of the Common Stock on the Offering Date or on the Purchase Date.

    An employee may terminate participation in the ESPP by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the Board of Directors. An employee may reinstate participation in the ESPP, but only after the first Purchase Date following termination. The rights of employees under the ESPP are not transferable.

    ADMINISTRATION. The ESPP is administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the ESPP, adopt forms for use in connection with the ESPP, decide any question of interpretation of the ESPP or rights arising thereunder and generally supervise the administration of the ESPP. The Company will pay all expenses of the ESPP other than commissions on sales of shares for employees' accounts by the custodian.

    CUSTODIAN. An independent custodian maintains the records under the ESPP, Shares purchased by employees under the ESPP are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

    AMENDMENTS. The Board of Directors may amend the ESPP, except that without the approval of the shareholders of the Company, the ESPP may not be amended to increase the number of reserved shares or decrease the purchase price of shares. The Board of Directors may terminate the ESPP at any time, except that termination will not affect outstanding options.

TAX CONSEQUENCES

    The ESPP is intended to qualify as an "employee purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986. Under the Internal Revenue Code of 1986, employees are not taxed on income or gain with respect to the ESPP either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the ESPP more than two years after the Offering Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of
(1) the excess of the fair market value of the shares at the time of disposition over the purchase price or (2) 15 percent of the fair market value of the shares on the Offering Date. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

    If an employee disposes of shares purchased under the ESPP within two years after the Offering Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares. In the event of a disposition within two years after the Offering Date, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

RECOMMENDATION BY THE BOARD

    The Board of Directors recommends that the proposed ESPP be approved. If a quorum is present at the annual meeting, the proposed ESP will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the amendments, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the proposed ESPP.

                               INDEPENDENT ACCOUNTANTS

    Representatives of Deloitte & Touche LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by the SEC regulation to furnish the Company with copies of all section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all section 16(a) filing requirements applicable to its executive officers and directors have been complied with except Forms 3 were not timely filed by William Healey and T.L. Stebbins.

                               DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

                                SHAREHOLDER PROPOSALS

    Any shareholder proposals to be considered for inclusion in proxy material for the Company's next annual meeting in November 1997 must be received at the principal executive office of the Company no later than May 15, 1997.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        Robert L. Praegitzer
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD

Dallas, Oregon
September 27, 1996

                                   APPENDIX A

                           PRAEGITZER INDUSTRIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the Employee Stock Purchase Plan of Praegitzer Industries, Inc.

1.   PURPOSE.

     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS.

     (a)  "BOARD" shall mean the Board of Directors of the Company.

     (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

     (d) "COMPANY" shall mean Praegitzer Industries, Inc., an Oregon corporation.

     (e) "COMPENSATION" shall mean all cash compensation, including variable compensation for field sales/service personnel, incentives, bonuses, overtime and shift premium.

     (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

     (g) "CUSTODIAN" shall mean the brokerage firm selected by the Company to hold shares purchased for Employee's accounts under the Plan.

     (h) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries whose employees are eligible to participate in the Plan, as such subsidiaries may be designated by the Board from time to time in its sole discretion.

     (i) "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week by the Company or any Designated Subsidiary.

     (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "EXERCISE DATE" shall mean the last trading day of each Offering Period of the Plan.

     (l) "OFFERING DATE" shall mean the first trading day of each Offering Period of the Plan.

     (m)  "OFFERING PERIOD" shall mean a period of six (6) months.

     (n)  "PLAN" shall mean this Employee Stock Purchase Plan.

     (o) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.   ELIGIBILITY.

     (a)  Any person who has been continuously employed as an Employee for three
(3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5 and the limitations imposed by Section 423(b) of the Code.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424 (d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.   OFFERING PERIODS.

     The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on February 15th and August 15th of each year and ending on August 14 and February 14 of each year. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.   PARTICIPATION.

     An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

6.   PAYROLL DEDUCTIONS.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period, subject to such dollar or percentage limitations during an Offering Period as the Company shall determine prior to such Offering Period as described in the applicable subscription agreement; provided, however, that the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the participant's aggregate Compensation during said Offering Period and the minimum payroll deduction shall be $20 per paycheck.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10 or may increase or decrease the rate or amount of his or her payroll deductions (within the limitations of paragraph 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided however that a participant may not change the rate or amount of his or her payroll deductions more than four times in any one calendar year; and provided further, however, that an increase in payroll deductions shall not be effective until the first payday of the next Offering Period. The change in rate or amount shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement. Subject to the limitations of paragraph 6(a), a participants subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

7.   GRANT OF OPTION.

     (a) On the Offering Date of each Offering Period each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period up to a number of shares of common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the lower of
(i) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Exercise Date; provided that in no event shall an employee be permitted to purchase during any Offering Period more than three thousand (3,000) shares of Common Stock, and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 10. Fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

     (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of Common Stock on the Offering Date; or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be the closing price of the Common Stock for such date as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Marketing System or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by NASDAQ or, in the event the Common Stock is listed on a stock exchange, the fair market value shall be the closing price on such exchange on such date as reported in the Wall Street Journal.

8.   EXERCISE OF OPTION.

     Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full and fractional shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. Any amount remaining in a participant's account after an Exercise Date because of the limitations in paragraphs 3(b), 7 or 12 hereof will be repaid to the participant. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date.

9.   DELIVERY AND CUSTODY OF SHARES.

     As promptly as practicable after the Exercise Date of each Offering Period, the Company shall deliver shares purchased by the participants to the Custodian who shall hold the shares for the participants' accounts. By appropriate instructions to the Custodian, a participant may instruct the Custodian to sell shares held by the Custodian for the participant's account (with brokerage fees to be paid by the participant). If a participant desires to sell all of the shares in his or her account, the Custodian or the Company will purchase any fraction of a share in the account at the same price per share that the whole shares are sold on the market. A participant may make a gift of shares held in his or her account by giving the Custodian appropriate instructions to transfer such shares to the name of the gift recipient. Except for a sale or gift permitted by this paragraph, a participant may not transfer shares from his or her account with the Custodian until two years after the termination of the participant's employment.

10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the 10th business day prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made unless the participant reinstates participation in the Plan by filing a subscription agreement for a subsequent Offering Period.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option terminated.

     (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.  INTEREST.

     No interest will accrue on the payroll deductions of a participant under the Plan.

12.  STOCK.

     (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If, on a given Exercise Date, the total number of shares with respect to which options are to be exercised, exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee's account not applied to the purchase of stock pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date.

     (b) A participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.  ADMINISTRATION.

     The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

14.  DESIGNATION OF BENEFICIARY.

     A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TRANSFERABILITY.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or the receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16.  USE OF FUNDS.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  REPORTS.

     Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following each Exercise Date which statements will set forth the amounts of payroll deductions, the per share purchase price and the number of shares purchased.

18.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves") as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in this respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Offering Period will terminate immediately prior to the consummation of such proposed action.

     The Board may, if it so determines in the exercise of its sole discretion also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights or offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.  AMENDMENT OR TERMINATION.

     The Board may at any time and for any reason terminate or amend the Plan except that any amendment to increase the number of shares of Common Stock available for issuance under the Plan must be approved by the stockholders within 12 months of adoption by the Board. In addition, except as provided in paragraph 18, no amendment or termination shall be made which would impair the rights of any participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any other successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

20.  NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  STOCKHOLDER APPROVAL.

     Continuance of the Plan shall be subject to approval of the stockholders of the Company within 12 months after the date the Plan was adopted.

22.  CONDITIONS UPON ISSUANCE OF SHARES.

     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

23.  TERM OF PLAN.

     The Plan became effective upon its adoption by the Board of Directors on May 17, 1996 and shall continue in effect until all shares available for issuance under the Plan have been issued unless sooner terminated under paragraph 19.

24.  TAX WITHHOLDING.

     Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

25.  EXPENSES.

     The Company shall pay all expenses incident to the operation of the Plan, other than expenses in connection with the sale of shares by the Custodian at the request of a participant.

                          PRAEGITZER INDUSTRIES, INC.
                        ANNUAL MEETING, NOVEMBER 1, 1996
                            ------------------------

                     PROXY SOLICITED BY BOARD OF DIRECTORS
PLEASE SIGN AND RETURN THIS PROXY

    The undersigned hereby appoints Robert L. Praegitzer and Matthew J. Bergeron, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of Praegitzer Industries, Inc. (the "Company") on November 1, 1996 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Election of          FOR all nominees                                 WITHHOLD AUTHORITY to vote
Directors:              except as marked to the contrary below. / /      for all nominees listed below. / /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

Robert L. Praegitzer, Matthew J. Bergeron, Robert G. Baldridge, Charles N. Hall, William L. Healey, Theodore L. Stebbins, Sally E. Praegitzer, Daniel J. Barnett

2. Approval of the Company's Employee Stock Purchase Plan (the "Plan").

                FOR  / /        AGAINST  / /        ABSTAIN  / /

3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

                                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

    The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors and for adoption of the Plan. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

Shares:
                                                  Date: __________________, 1996
                                                  ______________________________
                                                     Signature or Signatures

                                                 Please date and sign as name is
                                                 imprinted hereon, including
                                                 designation as executor,
                                                 trustee, etc., if applicable. A
                                                 corporation must sign its name
                                                 by the president or other
                                                 authorized officer.

                                                 The Annual Meeting of
                                                 Shareholders of Praegitzer
                                                 Industries, Inc. will be held
                                                 on November 1, 1996 at 2:00
                                                 p.m., Pacific Time, at The
                                                 Governor Hotel, 611 S.W. 10th
                                                 Street, Portland, Oregon.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.